CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Form S-1 of our report dated March 31, 2010, relating to the financial statement of Curaxis Pharmaceutical Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/  Rosenberg Rich Baker Berman & Company
Somerset, New Jersey
July 26, 2011